UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 8, 2003

Wisconsin Public Service Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-3016	39-0715160
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307
(Address of principal executive offices, including zip code)

(920) 433-1598
(Registrant’s telephone number)

Item 5.   Other Events and Regulation FD Disclosure.

        On December 8, 2003, Wisconsin Public Service Corporation (the “Company”) agreed to sell $125,000,000 aggregate principal amount of its Senior Notes, 4.80% Series Due December 1, 2013 (the “Senior Notes”) in a public offering through UBS Securities LLC, A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporated and Banc One Capital Markets, Inc. The closing for the sale of the Senior Notes is scheduled for December 15, 2003. The Senior Notes are registered with the Securities and Exchange Commission on a Registration Statement on Form S-3 (Registration No. 333-97053). In connection with the offering of the Senior Notes, final versions of the following are filed herewith: (1) the Underwriting Agreement, dated December 8, 2003, by and among the Company and UBS Securities LLC, for itself and the other underwriters named therein; (2) the Fourth Supplemental Indenture, dated December 8, 2003, by and between the Company and U.S. Bank National Association, as successor trustee, creating the Senior Notes; and (3) the Thirty-Sixth Supplemental Indenture, dated December 8, 2003, by and between the Company and U.S. Bank National Association, as successor trustee, creating the Company’s First Mortgage Bonds, Collateral Series D, which are being pledged as security for the Senior Notes.

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(1) Underwriting Agreement, dated as of December 8, 2003, by and among Wisconsin Public Service Corporation and UBS Securities LLC, for itself and the other underwriters named therein.

(4.1) Fourth Supplemental Indenture, dated as of December 8, 2003, by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association and Firstar Bank Milwaukee, N.A., National Association).

(4.2) Thirty-Sixth Supplemental Indenture, dated as of December 8, 2003, by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
By: /s/ Barth J. Wolf
Barth J. Wolf
Secretary

Date: December 8, 2003

WISCONSIN PUBLIC SERVICE CORPORATION

EXHIBIT INDEX TO FORM 8-K
Report Dated December 8, 2003

Exhibit

(1)	Underwriting Agreement, dated as of December 8, 2003, by and among Wisconsin Public Service Corporation and UBS Securities LLC, for itself and the other underwriters named therein.

(4.1)	Fourth Supplemental Indenture, dated as of December 8, 2003, by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association and Firstar Bank Milwaukee, N.A., National Association).

(4.2)	Thirty-Sixth Supplemental Indenture, dated as of December 8, 2003, by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company).

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